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                                                                   EXHIBIT 10.6


                             CRESCENT JEWELERS INC.


                         REGISTRATION RIGHTS AGREEMENT



                                October 15, 1996




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                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----

1.    Registration Rights ..........................................  2
      1.1    Definitions  ..........................................  2
      1.2    Request for Registration ..............................  3
      1.3    Company Registration ..................................  5
      1.4    Obligations of the Company ............................  5
      1.5    Furnish Information ...................................  6
      1.6    Expenses of Demand Registration .......................  7
      1.7    Expenses of Company Registration ......................  7
      1.8    Underwriting Requirements .............................  7
      1.9    Indemnification .......................................  8
      1.10   Reports Under Securities Exchange Act of 1934 ......... 10
      1.11   Assignment of Registration Rights ..................... 11
      1.12   Limitations on Subsequent Registration Rights ......... 11
      1.13   "Market Stand-Off" Agreement .......................... 11
      1.14   Termination of Registration Rights .................... 12

2.    Miscellaneous ................................................ 12
      2.1    Successors and Assigns ................................ 12
      2.2    Governing Law ......................................... 13
      2.3    Counterparts .......................................... 13
      2.4    Titles and Subtitles .................................. 13
      2.5    Notices ............................................... 13
      2.6    Expenses .............................................. 13
      2.7    Amendments and Waivers ................................ 13
      2.8    Severability .......................................... 13
      2.9    Aggregation of Stock .................................. 14
      2.10   Entire Agreement; Amendment; Waiver ................... 14

Schedule A   Schedule of Investors



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                                                                EXHIBIT 10.6

                         REGISTRATION RIGHTS AGREEMENT



     THIS REGISTRATION RIGHTS AGREEMENT is made as of the 15th day of October, 1996, by and between Crescent Jewelers Inc., a Delaware corporation (the "Company"), and the investors listed from time to time on Schedule A hereto, each of which is herein referred to as an "Investor."

                                    RECITALS

     WHEREAS, the Company's subsidiary (the "Subsidiary") and the Investors have previously entered into: (i) the 9% Convertible Subordinated Note Purchase Agreement due April 15, 2000, as amended by a First Amendment thereto dated as of July 19, 1994 (the "9% Note"), (ii) an Indenture, dated as of January 15, 1989, as amended by a First Supplemental Indenture dated as of July 14, 1994 (the "14 1/2% Indenture"), relating to the issuance of the Company's 14 1/2% Senior Subordinated Notes due in 1999, and/or (iii) an Indenture dated as of January 15, 1989, as amended by a First Supplemental Indenture dated as of July 14, 1994 (the "13 1/2% Indenture") relating to the issuance of the Company's 13 1/2% Senior Subordinated Note due in 1999 (the "Financing Documents");

     WHEREAS, in connection with the restructuring of the Subsidiary's debt, the Subsidiary, the Investors and/or the Company have or will enter into: (i) the Convertible Note Purchase Agreement relating to up to $8 million in aggregate principal amount of the Subsidiary's 10% Convertible Notes (the "10% Note"), (ii) the $20 million Convertible Note of even date herewith (the "$20 million Note"), (iii) the Conversion Agreement of even date herewith relating to $5 million in aggregate principal amount of the 10% Note and the $20 million Note (the "Conversion Agreement"), (iv) the Second Amendment to the 9% Note of even date herewith, (v) the Second Supplemental Indenture to the 13 1/2% Indenture of even date herewith, (vi) the Second Supplemental Indenture to the 14 1/2% Indenture of even date herewith, (vii) the Interest Repayment Agreement of even date herewith relating to the 13 1/2% and 14 1/2% Indentures and the 9% Note and (viii) warrants to purchase up to 407,000 shares of Class A Common Stock (subject to adjustment as set forth therein) issued as of the date hereof (the "Warrants") to certain of the Investors (the "Refinancing Transaction");

     WHEREAS, in order to induce the Investors to enter into the Refinancing Transaction, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Class A Common Stock issuable to the Investors as contemplated in the Refinancing Transaction and certain other matters as set forth herein;



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     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.    Registration Rights.

     1.1   Definitions.  For purposes of this Section 1:

     (a)   The term "Act" means the Securities Act of 1933, as amended.

     (b) The term "Class A Common Stock" means the Class A Common Stock, $.01 par value, of the Company.

     (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.13 hereof.

     (e) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     (f) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

     (g) The term "Registrable Securities" means (1) (a) the Class A Common Stock issued upon conversion of the 10% Note, (b) the Class A Common Stock issued upon conversion of the $20 million Note, (c) the Class A Common Stock issued upon conversion of the 9% Note, (d) the Class A Common Stock issued pursuant to Section III (f) of the Second Amendment to the 9% Note, (e) the Class A Common Stock issued pursuant to Section III (f) of the Second Supplemental Indenture to the 14 1/2% Indenture, (f) the Class A Common Stock issued pursuant to Section III (f) of the Second Supplemental Indenture to the 13 1/2% Indenture, (g) the Class A Common Stock issued pursuant to the Interest Repayment Agreement, (h) the Class A Common Stock issued pursuant to the Conversion Agreement and (i) the Class A Common Stock issued upon exercise of the Warrants and (2) any Class A Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (1) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.



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     (h)   The number of shares of "Registrable Securities then outstanding"
shall be determined by the number of shares of Registrable Securities outstanding and the number of shares of Registrable Securities issuable pursuant to then exercisable or convertible securities.

     (i)   The term "SEC" shall mean the Securities and Exchange Commission.

     (j) "Friedmans" shall mean Friedman's Inc., a Delaware corporation, and its successors and permitted assigns.

     (k) "Teachers" shall mean Teachers Insurance and Annuity Association of America, and its successors and permitted assigns.

     1.2   Request for Registration.

     (a) If the Company shall receive at any time after the earlier of (i) December 31, 1999 or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request, given in accordance with Section 2.5 hereof, from either Friedmans or Teachers (provided that each of such persons shall be entitled to only one such request on its own) that the Company file a registration statement under the Act covering the registration of at least twenty-five percent (25%) of the Registrable Securities then outstanding (or any lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $7,500,000), then the Company shall:

           (i) within ten (10) days of the receipt thereof, give written notice, in accordance with Section 2.5 hereof, of such request to all Holders; and

           (ii) effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 2.5.

     (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be a reputable nationally or regionally recognized firm selected by a majority in interest of the Initiating Holders and reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided


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herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that the inclusion of Registrable Securities in such underwriting would materially and adversely affect such underwriting, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company requested to be registered by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

     (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company or its stockholders for such registration statement to be filed at that time, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

     (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

               (i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective; or

               (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

     (e) The Company shall not effect any registration of its equity securities (except on Form S-8 or Form S-4, or any successor forms to such forms), whether on its own account or for the account of any Holder of Registerable Securities from the date of a request to register Registrable Securities pursuant to and in accordance with this Section 1.2 until the earlier of (i) ninety (90) days after the date on which all securities covered by such demand registration have been sold or (ii) one hundred eighty (180) days after the effective date of such demand registration, unless the Company shall have first notified in writing the holders of Registrable Securities covered by such registration statement of its intention to do so, and the holders of a


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majority of such Registrable Securities or the managing underwriter, if any, shall have consented thereto in writing.

     1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities) the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

     1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or until the distribution contemplated in the Registration Statement has been completed.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.



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     (e)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (g) Furnish the Holder, its special counsel and each managing underwriter, if any, without charge, at least one conformed copy of the registration statement and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference).

     (h) Use its best efforts to cause all Registrable Securities covered by such registration statement to be (i) listed on each securities exchange, if any, on which equity securities issued by the Company are then listed, or (ii) authorized to be quoted on Nasdaq or the Nasdaq National Market if the securities so qualify; in each case, if requested by the holders of a majority of the Registrable Securities covered by such registration statement or the managing underwriters, if any.

     1.5   Furnish Information.

     (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a). If a registration requested pursuant to
Section 1.2 is withdrawn pursuant to this provision, such request shall not be deemed forfeited.

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     1.6   Expenses of Demand Registration.  All expenses other than
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders selected by them) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section
1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

     1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

     1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities as the underwriters determine in their reasonable discretion will not jeopardize the success of the offering by the Company. Notwithstanding anything to the contrary herein, the Company shall not be required under Section 1.3 to include any of the Holders' securities in its initial underwritten offering of equity securities registered under the Act so long as no stockholders of the Company are participating in such offering. If the underwriters advise the Company in writing that marketing factors require a limitation of the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their reasonable discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities requested to be included therein by each selling Stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of


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the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

     1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, and each officer, director, employee and agent of such Holder or underwriter against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person, officer, director, employee or agent.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation is an act of such Holder or occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in


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connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.9(b) exceed the gross proceeds from the offering received by such Holder.

     (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall to such extent relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

     (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements, omissions or act that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation relates to information supplied or action taken or not taken by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.



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


     (e) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

     (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least
50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for


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assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

     1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder
(a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days after the effective date of any registration effected pursuant to Section 1.2.

     1.13 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

     (a) such agreement shall be applicable only to the first two such registration statements of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

     (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements as requested by the Company and an underwriter;

     (c)    such market stand-off time period shall not exceed 180 days; and

     (d) such agreement shall be inapplicable to any Holder which, immediately prior to such effective date, beneficially owned less than one percent (1%) of the outstanding common stock of the Company.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     Notwithstanding the foregoing, the obligations described in this Section
1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

     1.14   Termination of Registration Rights.

     (a) No Holder shall be entitled to exercise any right provided for in this Section 1 with respect to Registrable Securities that are capable of being sold pursuant to Rule 144(k), or any successor Rule thereto, under the Securities Act.

     (b) In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Section 1.3 shall terminate if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may be sold under Rule 144 during any 90-day period.

     2.     Miscellaneous.

     2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

     2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon delivery to the party to be notified either in person or through a next business day delivery service or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

     2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     2.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     2.10 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                    CRESCENT JEWELERS INC.,
                                    a Delaware corporation

                                    By: /s/ Joseph M. Donaghy
                                       -----------------------------------

                                    Address:   315 11th Street
                                    Oakland, CA  94607


                                    INVESTOR:


                                    FRIEDMANS INC.


                                    By: /s/ John G. Call
                                       -----------------------------------

                                    Its: Senior Vice President and
                                        ----------------------------------
                                         Chief Financial Officer
                                        ----------------------------------

                                    Address: 4 West State Street
                                            ------------------------------
                                             Savannah, GA  31401
                                            ------------------------------



                                    TEACHERS INSURANCE AND ANNUITY
                                    ASSOCIATION OF AMERICA


                                    By:  /s/ Estelle D. Simsolo
                                        ----------------------------------

                                    Its: Director - Special Loans
                                        ----------------------------------

                                    Address: 730 Third Avenue
                                            ------------------------------
                                             New York, NY  10017-3206
                                            ------------------------------







               [Signature Page to Registration Rights Agreement]

                                    CHRYSLER CAPITAL CORPORATION


                                    By: /s/ Michael O. Peterson
                                       ----------------------------------

                                    Its: Vice President
                                        ---------------------------------

                                    Address: 225 High Ridge Road
                                            -----------------------------
                                             Stamford, CT 06905
                                            -----------------------------


                                    CS FIRST BOSTON
                                    SECURITIES CORPORATION


                                    By:  /s/
                                        ---------------------------------

                                    Its: Vice President
                                        ---------------------------------

                                    Address: 555 52nd Street
                                            -----------------------------
                                             New York, NY 10055
                                            -----------------------------

                                    THE TRAVELERS INSURANCE COMPANY


                                    By: /s/ A. William Carnduff
                                       ----------------------------------

                                    Its: 2nd Vice President
                                        ---------------------------------

                                    Address: One Tower Square
                                            -----------------------------
                                             Hartford, CT 06183-2030
                                            -----------------------------


                                    THE TRAVELERS INDEMNITY COMPANY


                                    By: /s/ A. William Carnduff
                                       ----------------------------------

                                    Its: 2nd Vice President
                                        ---------------------------------

                                    Address: One Tower Square
                                            -----------------------------
                                             Hartford, CT 06183-2030
                                            -----------------------------


               [Signature Page to Registration Rights Agreement]

                                    THE TRAVELERS LIFE AND
                                     ANNUITY COMPANY


                                    By: /s/ H. William Carnduff
                                       ----------------------------------

                                    Its: 2nd Vice President
                                        ---------------------------------

                                    Address: One Tower Square
                                            -----------------------------
                                             Hartford, CT 06183-2030
                                            -----------------------------

                                    ADDITIONAL PURCHASERS OF THE 10% NOTE SHALL
                                    BE ADDED AS SIGNATORIES UPON THEIR
                                    EXECUTION OF THE NOTE PURCHASE AGREEMENT
                                    RELATING THERETO






                                    The undersigned has read and hereby
                                    consents to the foregoing Registration
                                    Rights Agreement.


                                    CRESCENT JEWELERS, a California corporation and a wholly-owned subsidiary of the Company and debtor with respect to each of the debt securities referred to herein


                                    By: /s/ Joseph M. Donaghy
                                       -------------------------------------


                                    315 11th Street
                                    Oakland, CA 94607


               [Signature Page to Registration Rights Agreement]

                                   Schedule A

                             Schedule of Investors




NAME OF INVESTOR                                SECURITY HELD

FRIEDMANS INC.                                     10% Note
4 West State Street                                $20 million Note
Savannah, Georgia 31401
(912) 233-9333 (tel)
(912) 234-1031 (fax)

TEACHERS INSURANCE AND
ANNUITY ASSOCIATION
OF AMERICA                                         9% Note
730 Third Avenue                                   13 1/2% Note
New York, NY 10017-3206                            14 1/2% Note
(212) 916-5725 (tel)                               Warrants
(212) 916-6140 (fax)

CHRYSLER CAPITAL CORPORATION                       14 1/2% Note
225 High Ridge Road                                Warrants
Stamford, CT 06905-3000
(203) 975-3355 (tel)
(203) 975-3907 (fax)

CS FIRST BOSTON SECURITIES CORPORATION             14 1/2% Note
55 East 52nd Street                                Warrants
New York, NY 10055
(212) 909-2000 (tel)
(212) 318-0659 (fax)

The Travelers Insurance Company                    14 1/2% Note
The Travelers Indemnity Company                    Warrants
The Travelers Life and Annuity Company
c/o Travelers
Insurance Company
Travelers Plaza Building, 9th Floor
Hartford, CT 06183-0001
(203) 279-9510 (tel)
(203) 954-5243 (fax)

ADDITIONAL PURCHASERS OF THE 10% NOTE WILL         10% Note
"INVESTORS" UPON THEIR EXECUTION OF THE
NOTE PURCHASE AGREEMENT RELATING THERETO


